UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 15, 2016

Date of Report (Date of earliest event reported)

WALKER LANE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146442	26-3342907
(State or other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification Number)

102 North Curry Street, Carson City, Nevada 89703

(Address of Principal Executive Offices) (Zip Code)

(775) 461-3445

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Removal of Directors:

On January 15, 2016 pursuant to the written consent without a meeting of  the shareholders , holders of  57.5% of the outstanding shares entitled to vote at a meeting of shareholders took the following actions:,

Trevor Moss, Steven K. Jones, Ted Sharp, Phil Allen and Iain Stewart were removed and terminated as company directors.

There was no disagreement between any of the Directors removed on any matters related to the Company’s operations or financial accounting or disclosure matters.

A copy of this Form 8-k has been provided to Mr. Moss, Mr. Allen, Mr. Jones, Mr. Sharp and Mr. Stewart.

Election of Directors:  On January 15, 2016 the following individuals were elected to the Company’s Board of Directors.

Mr. Herb Duerr, Mr. Quentin Browne and Mr. Larry Bigler, CPA.

Removal of certain Officers:  On January 19, 2016 the newly appointed Board of Directors unanimously terminated Mr. Phil Allen as President, Chief Executive Officer and Vice President of Shareholder Relations.

There was no disagreement between Mr. Allen and the Board of Directors relating to his removal.

Directors Bios:

Herb Duerr

From April 1995 to present, Mr. Duerr has served as vice president of Desert Pacific Exploration, Inc., a mineral exploration, geologic mapping, environmental policy, permitting and water resources consulting company with gold, copper, magnesium and silver properties in Nevada, and copper, molybdenum and silver projects in Arizona.

From 2012 to present, Mr. Duerr has served as an independent director of St-Georges Platinum and Base Metals Ltd., with platinum, palladium, gold, nickel and copper projects located in eastern Canada.

From 2006 through 2014, Mr. Duerr also served as independent director to American Consolidated Minerals (bought by Starcore) and Iconic Minerals.

Quentin Browne

Mr. Browne has 30 years industry experience in exploration and mining for base and precious metals. Mr. Browne served as president of Goldstream Minerals from 2014 to 2015.  From 2012 to 2014, Mr. Browne served as Exploration Manager for Anglo American Exploration.  From 2005 through 2012, Mr. Brown served as the Senior Geologist for Bronco Creek Exploration and Teck Cominco American, Inc.  Prior to that, Mr. Browne served as a Senior Geologist for Silver Bell Mining, LLC, Asarco Exploration Co. and as Exploration Geologist for Noranda Exploration, Rio Algom Exploration, Dresser Industries and others.  Mr. Browne holds a Master of Science degree in Geology from the University of Idaho and a Bachelor of Arts Degree, Geology, from California State University.  Quentin has also published numerous papers on mining.

Larry Bigler, CPA

Mr. Bigler has lived in Reno Nevada for the past 25 years and has over 30 years of mining experience. Mr. Bigler is a practicing Certified Public Accountant with many mining clients, retail, rental and individual clients. Mr. Bigler was an independent director and chairman of the Audit Committee for General Metals (GNMT). He formerly was CFO, Vice President, and Director for Oro Nevada Resources and was instrumental in raising C$ 40 million from an initial public offering. From 19117 until 1992 he was Treasurer and Controller for Getcbell Gold (formerly First Miss Gold) where he completed an initial public offering and a gold loan (150,000 oz AU). He has degrees in economics and accounting and has published many articles on mining financial issues.

Appointment of Herb Duerr as President and Chief Executive Officer:

On January 19, 2016 Herb Duerr, a current member of our Board of Directors was appointed as President and Chief Executive Officer.  Mr. Duerr has over 20 years’ experience in management in the mining industry.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title
17	Written Consent in Lieu of a Meeting of Shareholders of Walker Lane Exploration, Inc., January 15, 2016.
99.1	Press release dated January 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walker Lane Exploration, Inc.

Date: January 21, 2016	By:	/s/ Herb Duerr
Herb Duerr
President